CROWE CHIZEK

           REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
AMBANC Corp.
Vincennes, Indiana

We have audited the consolidated statements of income, changes in shareholders' equity and cash flows of AMBANC
Corp. for the year ended December 31, 1994, prior to the subsequent restatement for the 1995 pooling of interests.
These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of AMBANC Corp. for the year ended December 31, 1994, prior to the subsequent restatement for the 1995 pooling of interest, in conformity with generally accepted accounting principles.


                     /s/ Crowe, Chizek and Company, LLP
                     Crowe, Chizek and Company LLP

Indianapolis, Indiana
January 27, 1995